Exhibit 99.1

Priovant Announces FDA Acceptance and Priority Review of New Drug Application for Brepocitinib in Dermatomyositis

•	FDA assigns PDUFA target action date in the third quarter of calendar year 2026 with launch expected at the end of September 2026

•	Priority Review supported by positive Phase 3 VALOR results, the first positive 52-week placebo-controlled trial in dermatomyositis

•	If approved, brepocitinib would represent the first targeted therapy approved for dermatomyositis

DURHAM, NC, March 03, 2026 (GLOBE NEWSWIRE) -- Priovant Therapeutics today announced that the U.S. Food and Drug Administration (FDA) has accepted its New Drug Application (NDA) for brepocitinib for the treatment of dermatomyositis (DM) and has granted the application Priority Review. The FDA has assigned a Prescription Drug User Fee Act (PDUFA) target action date in the third quarter of calendar year 2026. The company expects to launch the drug in the United States at the end of September 2026.

The FDA grants Priority Review to applications for medicines that, if approved, provide significant improvements in the safety or effectiveness of the treatment of a serious condition. The Priority Review designation was supported by the significant unmet medical need in dermatomyositis and the results from the Phase 3 VALOR study evaluating brepocitinib in DM. VALOR (N=241) was the longest and largest interventional dermatomyositis trial to date and the first-ever positive 52-week placebo-controlled study in DM.

“The dermatomyositis patient and medical communities have been waiting for decades for novel innovative therapeutics that directly target the underlying disease biology, and it is incredibly exciting to have the finish line in sight for the potential first FDA approval of a targeted therapy for this debilitating disease,” said Dr. Ruth Ann Vleugels, M.D., M.P.H., M.B.A., Heidi and Scott C. Schuster Distinguished Chair in Dermatology, Founding Director of the Autoimmune Skin Disease Center and Connective Tissue Disease Clinics at Mass General Brigham and Program Director of the Dermatology-Rheumatology Fellowship at Harvard Medical School.  “Dermatomyositis patients are suffering and urgently need better treatment options. The brepocitinib Phase 3 data suggests that this therapy has the potential to meaningfully improve these patients’ quality of life and function with a once-daily oral therapy. I am thrilled regarding this major step forward in our ability to care for our patients with dermatomyositis."

DM patients experience significant disease burden from muscle disease, skin disease, and frequent dependency on chronic high-dose steroids. Accumulated organ damage from uncontrolled chronic inflammation and the burdens of chronic steroid dependency contribute to high rates of comorbidities among DM patients on current standard of care.

“The acceptance of our NDA for brepocitinib in dermatomyositis represents meaningful progress towards our goal of bringing a potentially transformational therapy to dermatomyositis patients who urgently need better treatment options,” said Ben Zimmer, CEO of Priovant. “We are committed to working closely with the FDA through their review to make this drug available for patients as quickly as possible.”

About the Phase 3 VALOR Study

The VALOR study was a global Phase 3 trial enrolling 241 subjects with dermatomyositis across 90 sites.  Subjects were randomized 1:1:1 to brepocitinib 30 mg, brepocitinib 15 mg, and placebo. Brepocitinib 30 mg demonstrated statistically significant and clinically meaningful improvement compared to placebo on the primary endpoint of myositis Total Improvement Score (TIS) at Week 52.  TIS is a composite endpoint of 6 measures of disease activity.  Benefit compared to placebo was seen as early as Week 4 and sustained at every visit thereafter through the end of the one-year double-blind treatment period.  Brepocitinib 30 mg also demonstrated statistically significant and clinically meaningful improvement compared to placebo on all nine Key Secondary endpoints evaluated, including measurements of skin disease, muscle disease, and steroid sparing. More than two thirds of brepocitinib 30mg patients achieved a Total Improvement Score of at least 40 (TIS40), twice the minimum clinically important difference. More than half achieved this TIS40 threshold while also achieving steroid dependency of ≤2.5 mg/day.

The VALOR trial enrolled a broad-based DM population including patients with prior history of benign or malignant neoplasm and patients with multiple cardiovascular risk factors. Serious infections in the study were increased in brepocitinib 30 mg compared to placebo; these events resolved with medical management, and brepocitinib treatment was completed in most cases. New or recurrent malignancy, cardiovascular events, and thromboembolic events in the study occurred more frequently in the placebo arm than the brepocitinib 30 mg arm. The brepocitinib safety database across all studies includes over 2,000 patients and subjects and suggests a safety profile similar to approved JAK and TYK2 inhibitors.

About Priovant

Priovant Therapeutics is a biotechnology company dedicated to developing novel therapies for autoimmune diseases with high morbidity and few available treatment options. The company's lead asset is brepocitinib, a dual selective inhibitor of TYK2 and JAK1. Through dual TYK2/JAK1 inhibition, brepocitinib distinctively suppresses key cytokines linked to autoimmunity—including type I IFN, type II IFN, IL-6, IL-12, and IL-23—with a single, targeted, once-daily oral therapy. Brepocitinib recently generated positive Phase 3 data in dermatomyositis.  The New Drug Application for brepocitinib in dermatomyositis is under review at FDA.  Brepocitinib is also being evaluated in a Phase 3 program in non-infectious uveitis and recently generated positive Phase 2 data in cutaneous sarcoidosis, with a Phase 3 study to begin in calendar year 2026. Priovant Therapeutics is a Roivant (Nasdaq: ROIV) company.

Forward-Looking Statements
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Contact:

Stephanie Lee, stephanie.lee@priovant.com